Exhibit 10.1

Amendments to Deferred Compensation

Arrangements with Mr. Thomas Herlache and Summary of

Benefits for Serving as Chairman

1.

Approval of Amendments to the Preferred Compensation Agreement between Thomas Herlache and Bank of Sturgeon Bay (n/k/a Baylake Bake) dated January 1, 1988.

RESOLVED, that the amendment to the Preferred Compensation Agreement between Thomas Herlache and Bank of Sturgeon Bay (n/k/a Baylake Bake) dated January 1, 1988 (the Preferred Compensation Agreement”), substantially in the form submitted to the Board as the Exhibit A attached hereto, is hereby approved.

FURTHER RESOLVED, that the Preferred Compensation Agreement, as amended pursuant to the prior resolution, shall remain in full force and effect.

2.

Approval of Amendment to the Executive Employee Salary Continuation Agreement for Thomas L. Herlache dated October 1, 1999.

RESOLVED, that the amendment to the Executive Employee Salary Continuation Agreement for Thomas L. Herlache dated October 1, 1999 (the “EESCA”), substantially in the form submitted to the Board as Exhibit B attached hereto, is hereby approved.

FURTHER RESOLVED, that the EESCA, as amended pursuant to the prior resolution, shall remain in full force and effect.

3.

Approval of Amendments to Thomas L. Herlache Deferred Compensation Plan effective December 31, 1992 and the Bank of Sturgeon Bay (n/k/a Baylake Bank) Nonqualified Retirement Trust effective December 31, 1992.

RESOLVED, that the Amendments to Thomas L. Herlache Deferred Compensation Plan effective December 31, 1992 and the Bank of Sturgeon Bay (n/k/a Baylake Bank) Nonqualified Retirement Trust effective December 31, 1992, substantially in the form submitted to the Board as Exhibit C attached hereto, are hereby approved.

FURTHER RESOLVED, that the Plan and Trust, as amended pursuant to the prior resolution, shall remain in full force and effect.

4.

Approval of Amendment to the Baylake Bank Supplemental Executive Retirement Plan Document effective March 1, 2005.

RESOLVED, that the Amendment to the Baylake Bank Supplemental Executive Retirement Plan Document effective March 1, 2005, substantially in the form submitted to the Board as Exhibit D attached hereto, is hereby approved.

FURTHER RESOLVED, that the SERP, as amended pursuant to the prior resolution, shall remain in full force and effect.

5.

Approval of Additional Benefits and Payments for Mr. and Mrs. Herlache in Connection with Mr. Herlache Serving as Chairman of the Board of Baylake Corp.

RESOLVED, that as additional compensation for serving as Chairman of the Board of Baylake Corp., the Company or the Bank will provide, or reimburse Mr. Herlache for the cost of, the following benefits for the period beginning on July 1, 2007 and ending June 30, 2009:

a)

Life insurance in the face amount of $325,000 under the Bank’s group term life insurance program, or other term life insurance policy or program which the President of the Bank approves.

b)

Mr. Herlache will be paid an additional $750 per month in lieu of Baylake Corp. or the Bank paying premiums for health insurance for Mr. or Mrs. Herlache.

c)

Mr. Herlache will be reimbursed for (i) his automobile expense at the same level as the Company reimburses senior executives from time to time, and (ii) dues for the Horseshoe Bay Club.

d)

Mr. Herlache will be paid $12,500 per month, in addition to Board fees paid to other directors.

Mr. and/or Mrs. Herlache will not be entitled to any other benefits or reimbursement for any other expenses other than those specifically enumerated above.  To the extent Mr. Herlache will be reimbursed for any expenses, such reimbursement will, in all events, be made on or before the last day of the calendar year following the calendar year in which the expense was incurred.  Mr. Herlache is responsible for any and all federal and state income and employment taxes arising from the provision of the benefits and reimbursements listed above.

EXHIBIT A

Amendment to the Preferred Compensation Agreement between Thomas Herlache and Bank of Sturgeon Bay (n/k/a Baylake Bake) dated January 1, 1988

A new Section 3G is added immediately following Section 3F, as follows:

G.  Amendments to Comply with Section 409A.  Notwithstanding anything herein contained to the contrary, and in order to comply with Section 409A of the Internal Revenue Code of 1986, as amended, if payments are owing hereunder because of the Participant’s termination of employment other than because of death, that portion of the payments that would otherwise be made during the first six months after termination of employment that were not vested as of January 1, 2005 pursuant to Exhibit A of this Agreement (the “Delayed Amounts”) shall not be paid until the first day of the seventh month after the Participant’s termination of employment.  On the first day of the seventh month, the Delayed Amounts shall be paid in a lump sum to the Participant.  Thereafter, all payments shall be made in accordance with the applicable terms of this Agreement.  In addition, all references in this Agreement to “Termination” shall be deemed to refer to a “separation from service” as defined in Section 409A and the regulations promulgated thereunder.

EXHIBIT B

Amendment to the Executive Employee Salary Continuation Agreement for Thomas L. Herlache dated October 1, 1999.

Section 3.8 (incorrectly numbered and entitled “Acceleration of Benefits”) is deleted in its entirety, and in its place a new Section 3.8 is added immediately after Section 3.7 as follows:

3.8  Amendments to Comply with Section 409A.

Notwithstanding anything herein contained to the contrary, and in order to comply with Section 409A of the Internal Revenue Code of 1986, as amended, if payments are owing hereunder because of the Participant’s termination of employment other than because of death, that portion of the payments that would otherwise be made during the first six months after termination of employment that were not vested as of January 1, 2005 pursuant to Exhibit A of this Agreement (the “Delayed Amounts”) shall not be paid until the first day of the seventh month after the Participant’s termination of employment.  On the first day of the seventh month, the Delayed Amounts shall be paid in a lump sum to the Participant.  Thereafter, all payments shall be made in accordance with the applicable terms of this Agreement.  In addition, all references in this Agreement to “Termination of Employment” shall be deemed to refer to a “separation from service” as defined in Section 409A and the regulations promulgated thereunder.

EXHIBIT C

Amendment to the Thomas L. Herlache Deferred Compensation Plan dated December 31, 1992 and the Bank of Sturgeon Bay Nonqualified Retirement Trust effective December 31, 1992.

Section 8 of the Plan is deleted in its entirety and in its place, a new 8 is added immediately after Section 7 as follows:

8.

DISTRIBUTION.  Distribution of Trust assets shall commence no earlier than the first day of the seventh month of the Employee’s “separation from service” with the Employer, as defined in Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.  Distributions shall be made in accordance with Employee’s written election submitted to the Employer, which election shall be made at least twelve months prior to the Employee’s separation from service of the Employee, and otherwise in accordance with the transitional guidance in effect at the time of the election under Section 409A.  If the Employee indicates a dollar amount for his initial distribution, it will be interpreted as an election to have annual distributions over a whole number of years where the first distribution would be closest to the number designated by the Employee.  For example, if the Employee indicated that he wanted a distribution of $80,000 and the balance in the account as of the first day of the seventh month after separation from service was $800,000, distributions would be made over ten years, using the declining balance method.

Section 5.5 of the Plan is deleted in its entirety and in its place, a new Section 5.5 is added immediately after Section 5.4, as follows:

5.5

Commencement of Distributions:  Distributions of benefits to Employee shall commence on the later of (1) the first day of the seventh month after the month in which the employee attains the age of 55 or (2) the first day of the seventh month following the month in which the employee has a separation from service from the Company within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

EXHIBIT D

Amendment to the Baylake Bank Supplemental Executive Retirement Plan Document effective March 1, 2005.

The following language is added at the end of Section 7.5 of the SERP:

Notwithstanding anything contained herein to the contrary, during calendar years 2005, 2006 and 2007 (the “Transition Period”), Participants can make new elections for distributions under the SERP including changing from Form 1 to Form 2 or changing the period of installment payments elected under Form 2 by filing a written notice of such election with the Administrator.  Elections made during the Transition Period must be made at least twelve months prior to the Participant’s “separation from service”, within the meaning of Section 409A of the Code and the regulations promulgated thereunder (the “Section 409A Regulations”), will be interpreted to require that no distributions of the Participant’s Deferral and SERP Accounts will be made prior to the first day of the seventh month after separation from service in all cases, and must otherwise comply with the rules in effect under Section 409A during the Transition Period.  This means that after December 31, 2007, such distribution elections are irrevocable, except to the extent they are modified consistent with the rules set forth in subparagraphs (a) through (d), above.  In addition, elections made during 2007, for example, cannot accelerate the payment of amounts into 2007 which were not otherwise payable during that year, and cannot defer amounts otherwise payable in 2007 to a future year.  This same rule applies for 2005 and 2006.

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